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                                                                    EXHIBIT 10.7

                            JOINT VENTURE AGREEMENT

                                    BETWEEN

                       ANGLOGOLD LIMITED (OR ITS NOMINEE)

                                      AND

                           RANDGOLD RESOURCES LIMITED

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                               TABLE OF CONTENTS

1.     THE PARTIES ............................................................1

2.     INTERPRETATION .........................................................1

3.     INTRODUCTION ...........................................................7

4.     CONDITION PRECEDENT ....................................................8

5.     EFFECTIVE DATE .........................................................8

6.     THE COMPANY BOARD ......................................................9

7.     COMPANY BOARD MEETINGS ................................................10

8.     THE MORILA BOARD ......................................................12

9.     SHAREHOLDERS' MEETINGS ................................................12

10.    BUSINESS OF THE COMPANY ...............................................13

11     FUNDING OF THE COMPANY ................................................14

12.    CONSENSUS MATTERS .....................................................15

13.    BANKERS, AUDITORS, REGISTERED OFFICE AND YEAR END OF THE COMPANY ......18

14.    ACCOUNTING POLICY .....................................................19

15     VOTING SUPPORT ........................................................19

16.    ADMINISTRATION OF THE COMPANY .........................................20

17.    THE BARNEX LOAN .......................................................21

18     THE CURRENT ACCOUNT ...................................................21

19.    THE SENIOR LOAN .......................................................22

20.    EMPLOYEES .............................................................23

21.    CHANGE OF NAME ........................................................24

22.    PRE-EMPTIVE RIGHTS ....................................................24

23.    BOOKS AND ACCOUNTS ....................................................28

24.    COSTS .................................................................28

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25.    RELATIONSHIP OF THE PARTIES ...........................................28

26.    DOMICILIUM ............................................................29

27.    GOVERNING LAW .........................................................30

28.    DISPUTE RESOLUTION ....................................................30

29.    CONFIDENTIALITY .......................................................31

30.    GENERAL ...............................................................33

31.    SEVERABILITY ..........................................................34

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                             JOINT VENTURE AGREEMENT

1.    THE PARTIES

1.1         ANGLOGOLD LIMITED (or its nominee)

1.2         RANDGOLD RESOURCES LIMITED

2.    INTERPRETATION

2.1 The headnotes to the clauses of this Agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

2.2 Unless inconsistent with context, the expressions set forth below shall bear the following meanings:

            "Affiliate"                 in respect of any company, its holding
                                        company and the subsidiaries of its
                                        holding company;

            "AngloGold"                 AngloGold Limited, a company registered
                                        in the Republic of South Africa,
                                        registration number 05/17354/06, or its
                                        nominee;

            "the AngloGold Group"       AngloGold, its holding company, and
                                        subsidiaries of its holding company;

            "the Agreed Business"       the carrying out of the Project and all
                                        matters reasonably necessary in
                                        connection with the Project;

            "the Annual Budget"         the budget of the Company in respect of

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                                        each Financial Year, which shall include
                                        the Projected Cash Flow Statement;

            "Anser" AngloGold Services Mali S.A., A company with limited liability incorporated in accordance with the laws of Mali, Registration No. 6019;

            "Approved Programme"        a Programme which has been approved by
                                        the Company Board;

            "the Area"                  the exploitation area more fully
                                        described in the Exploitation Permit;

            "the Auditors"              the auditors of the Company and Morila
                                        from time to time;

            "Barnex" Barnato Exploration Limited, a company registered in the Republic of South Africa, registration number 88/03756/06;

            "the Barnex Loan"           the agreement of loan concluded between
                                        RRL and Barnex on 27 August 1999, as
                                        subsequently amended on 10 December
                                        1999, 27 January 2000 and 29 March 2000;

            "Business Day"              every day except Saturdays, Sundays and
                                        official public holidays in Mali or the
                                        Republic of South Africa;

            "the Capital Budget"        the capital programme and budget in
                                        respect of the development, construction and operation of the Mine, which shall be consistent with the Mining Plan and which shall include the Capital
                                        Expenditure Estimate;

            "Capital Expenditure        the estimated costs of equipment and
            Estimate"                   services for the construction of the
                                        Mine, together with all costs ancillary
                                        thereto, including (but not limited to)
                                        engineering and other costs, and the
                                        costs of the operation of the Mine prior to Commercial Production;

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            "Capital Project"           any work of a special nature, including
                                        (without limitation) shafts and all
                                        ancillaries, open pits, capital
                                        development, mining and underground
                                        equipment, all plant, machinery,
                                        vehicles, service installations,
                                        equipment, all housing units of
                                        whatsoever nature and all general and
                                        special purpose buildings (whether
                                        temporary or permanent) and all
                                        additions, alterations and improvements
                                        thereto and all maintenance and
                                        operational work carried and all capital spares and stores procured, in each case, during the construction period;

            "Commercial Production"     the date on which the Company shall sell
                                        the first gold produced by the Mine,
                                        excluding any gold produced during the
                                        course of test operations;

            "the Company"               Randgold Resources (Morila) Limited, a
                                        company registered in Jersey,
                                        registration number 74837;

            "the Company Board"         the board of directors of the Company as
                                        constituted from time to time;

            "the Convention"            the Establishment Convention in respect
                                        of the Project, dated 28 April 1992, as
                                        amended from time to time;

            "Development"               all preparation for the removal and
                                        recovery of ore and the generation of
                                        production, the construction of the
                                        Mine, and the construction and
                                        maintenance of all facilities required
                                        in respect of mining, handling, milling, processing and/or other beneficiation of production;

            "the Effective Date"        23 June 2000, or such later date as the
                                        Parties may agree in writing;

            "Exploitation"              exploitation by the Company in terms of
                                        and in accordance with the Exploitation
                                        Permit;

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            "Exploitation Permit"       the exploitation permit entitling Morila
                                        to exploit and mine for Metals in, on
                                        and under the Area;

            "the Feasibility Study"     the feasibility study undertaken in
                                        respect of the Morila Deposit;

            "Financial Year"            the Financial Year of the Company,
                                        ending on 31 December of every year;

            "Libor" the London Interbank Offered Rate of interest, nominal annual compounded monthly in arrear, as quoted by Citibank for deposits in US$, ruling from time to time, as certified by any manager of Citibank, whose certificate shall, in the absence of manifest error, be final and binding on the Parties;

            "Metals" gold, silver, platinum group metals, and all associated metals, including the ores thereof;

            "the Mine"                  the mine workings and access thereto to
                                        be established in respect of the
                                        Exploitation of the Morila Deposit,
                                        including (but not limited to) open
                                        pits, workings and facilities (whether
                                        underground or not), machinery,
                                        equipment, housing, oxide and sulphide
                                        plant and tailings dam, transport
                                        facilities, and all other facilities
                                        relating to and connected with the
                                        exploitation by the Company of the
                                        Morila Deposit;

            "Mining Plan"               a time related schedule of tonnages and
                                        grade of ore to be extracted from the
                                        Mine, together with the proposed
                                        sequence of waste removal and ore
                                        exposure, as envisaged on an annual
                                        basis, from the Mine;

            "the Morila Board"          the board of directors of Morila as
                                        constituted from time to time;

            "the Morila Deposit"        all deposits of Metals in the Area,
                                        including (but not limited to) the
                                        deposits

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                                        of Metals identified by the Feasibility
                                        Study;

            "Morila" Societe des Mines de Morila S A, a company registered in the Republic of Mali;

            "the Operator Agreement"    the Operator and Management Agreement to
                                        be concluded between AngloGold Services
                                        (Mali) SA and Morila on the later of the Effective Date or the signature by the State of the Shareholders' Agreement between it and the Company in respect of their relationship as shareholders of
                                        Morila;

            "the Parties"               AngloGold and RRL;

            "Programme"                 any programme to carry out Exploitation
                                        and Development in the Area including,
                                        if applicable, a written document
                                        setting out reasonable detail of and in
                                        connection with:

                                        (i)   the outline of any and all
                                              research, exploration, evaluation,
                                              Development, construction, mining
                                              and/or other work proposed to be
                                              carried out during any Programme;
                                              and

                                        (ii)  the estimated cost of such work;

            "the Project"               Exploitation, Development, production
                                        and marketing of Metals, and generally
                                        the operation of the Mine;

            "Projected Cash Flow        a detailed estimate of revenue receipts
            Statement"                  and expenses in respect of the Mine;

            "the Sale of Shares         the Agreement, to which this Joint
            AAgreement"                 Venture Agreement is annexed as Schedule
                                        2, in terms whereof RRL sells and
                                        AngloGold purchases 50% of the issued
                                        share capital of Randgold Resources
                                        (Morila) Limited and 50% of the
                                        Shareholders' Loans owing by Morila to
                                        RRL;

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            "Rothschild"                N M Rothschild & Sons Limited, a company
                                        registered in the United Kingdom;

            "RRL"                       Randgold Resources Limited;

            "RECL"                      Randgold & Exploration Company Limited;

            "the Randgold Group"        RECL, its holding company and the
                                        subsidiaries of its holding company;

            "Signature Date"            the date of last signature of this
                                        Agreement;

            "the State"                 the Republic of Mali.

2.3 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this Agreement.

2.4 Any reference to an enactment is to that enactment as at the Signature Date.

2.5         Unless inconsistent with the context, an expression which denotes:

2.5.1             any gender includes the other genders;

2.5.2             a natural person includes an artificial person and vice versa;

2.5.3             the singular includes the plural and vice versa.

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2.6         Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.7 The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

3.    INTRODUCTION

      The Parties:

3.1 are the shareholders of the Company, which in turn holds 80% of the issued share capital of Morila;

3.2 wish to co-operate with each other as joint venturers in respect of the Project;

3.3 wish to use the Company as the vehicle in respect of their co-operation; and

3.4 wish to record the terms and conditions of their relationship as shareholders of the company in writing.

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4.    CONDITION PRECEDENT

4.1 This entire Agreement (except clauses, 4.1, 24, 26, 27, 28, and 30 which shall be of immediate force and effect) is subject to the fulfilment of the condition precedent that the Sale of Shares Agreement shall be implemented by the parties thereto.

4.2 The Parties shall use their respective best endeavours to procure the fulfilment of the condition in clause 4.1 as soon as possible after the Signature Date. If the condition is not fulfilled by the Effective Date, this Agreement (except clauses, 24, 26, 27, 28 and 30 which shall remain of force and effect) shall be of no force or effect and neither Party shall have any claim against any other Party for anything done hereunder or arising hereout.

5.    EFFECTIVE DATE

      On the Effective Date:

5.1 the authorised share capital of the Company shall be US$ 15 000 consisting of 1 500 000 ordinary shares of US$0.01 (one cent) each;

5.2 the issued share capital of the Company, after the implementation of the Sale of Shares Agreement shall be US$0.02 (two cents) each consisting of 2 shares of US$0.01 (one cent) each fully paid up and shall be owned by the Parties in the following proportions:

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5.2.1             AngloGold             - 1 share;

5.2.2             RRL                   - 1 share;

5.3         Morila shall:

5.3.1             hold the Exploitation Permit; and

5.3.2             carry on the Agreed Business; and

5.4         Morila shall conclude the Operator Agreement.

6.    THE COMPANY BOARD

6.1         The Company Board shall consist of 8 directors.

6.2 The Parties respectively shall be entitled to appoint the directors of the Company pro-rata to their direct shareholding in the Company from time to time, to remove those directors and to replace those directors who are so removed or who cease for any other reason to be directors of the Company.

6.3         The chairman of the Company Board shall be appointed by AngloGold.

6.4 Each of the directors of the Company shall be entitled to appoint any other director to act as his proxy in such director's absence. The appointment as proxy shall be recorded in the minute book of the Company. An alternate

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            director, whilst acting as the proxy of the director who appointed him, shall exercise and discharge all the duties and functions of the director he represents.

6.5 All appointments and removals of directors or proxies shall be by written notice to the Company and to the other shareholders of the Company from the Party by whom such appointment or removal is being effected.

6.6 Company Board meetings shall be held at such times as the directors of the Company may from time to time decide. Any director of the Company shall have the right to convene a directors meeting of the Company at any time upon due notice in accordance with clause 6.7. The directors of the Company may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.

6.7 10 Business Days notice (exclusive of the day of receipt) at least shall be given of each Company Board meeting. The secretary for the time being of the Company shall send such notice together with an agenda for each meeting to all the directors of the Company. The secretary shall also circulate minutes of each Company Board meeting to all the directors of the Company within 10 Business Days after the date of each such meeting.

7.    COMPANY BOARD MEETINGS

7.1 Subject to clause 7.6, a quorum for all Company Board meetings shall be 4, provided that 2 directors (or their alternates) appointed by each of AngloGold

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            and RRL, shall be present at the commencement of and throughout the meeting. Resolutions of the Company Board shall be passed by a simple majority.

7.2 The chairman of the Company Board shall not have a second or casting vote.

7.3 The provisions of 7.1 and 7.2 shall apply, mutatis mutandis, to any round robin or written resolution of the directors of the Company. Any round robin or written resolution shall be valid only if signed by the directors having a majority of all the votes which may be cast at a meeting of the Company Board.

7.4 There shall be at least 2 meetings of the Company Board each year, and all meetings of the Company Board, subject to clause 7.5 or unless the Parties shall agree otherwise, shall be held in such place as the Company Board shall from time to time determine.

7.5 Meetings of the Company Board and of all committees of the Company Board may be held by means of such telephone, electronic or other communication facility as permits all persons participating in the meeting to communicate with each other simultaneously and instantaneously.

7.6 If, within 10 minutes from the time appointed for a meeting of the Company Board, a quorum is not present, the meeting shall stand adjourned until the same day at the same time in the next week (or, if that day is not a Business Day, then the next Business Day). If at the adjourned meeting a quorum is not present within 10 minutes of the time appointed for the holding of that adjourned

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            meeting, the directors present at such adjourned meeting shall constitute a quorum. The only business which shall be transacted at any adjourned meeting as envisaged in terms of this clause 7.6 shall be the business in respect of which the original meeting shall have been convened.

8.    THE MORILA BOARD

      The Parties shall procure that:

8.1         The Morila Board shall consist of 10 directors;

8.2 the Company shall be entitled to appoint 8 directors to the Morila Board, to remove those directors and to replace those directors who are so removed and who cease for any reason to be directors of the Morila Board;

8.3 the Parties respectively shall be entitled to nominate the directors of the Morila Board who are appointed by the Company, pro-rata to their respective shareholding in the Company from time to time; and

8.4         the chairman of the Morila Board shall be appointed by AngloGold.

9.    SHAREHOLDERS' MEETINGS

9.1 Subject to clause 9.3, a quorum at meetings of the shareholders of the Company shall be the duly authorised representative (whose authority shall be in writing) or proxy of AngloGold and RRL, present at the commencement of and

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            throughout the meeting. Notwithstanding anything to the contrary contained in the Articles of Association of the Company, a proxy shall be entitled to speak at any meeting and to vote on a show of hands.

9.2 There shall be at least 1 shareholders' meeting during the course of each Financial Year.

9.3 If, within 10 minutes from the time appointed for a shareholders' meeting, a quorum is not present, the meeting shall stand adjourned until the same day at the same time in the next week (or, if that day is not a Business Day, then the next Business Day). If at the adjourned meeting a quorum is not present within 10 minutes of the time appointed for the holding of that adjourned meeting and if the shareholders, whose absence prevented the obtaining of a quorum at the original meeting are again not present, the shareholder or shareholders present at such adjourned meeting shall constitute a quorum. In all other circumstances, a new meeting shall be convened. The only business which shall be transacted at any adjourned meeting as envisaged in terms of this clause 9.3 shall be the business in respect of which the original meeting shall have been convened.

10.   BUSINESS OF THE COMPANY

      The Parties shall procure that:

10.1 the only business conducted by the Company and Morila shall be the Agreed Business;

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10.2        the Company Board and the directors of the Morila Board appointed by the Company shall be acquainted with the contents of this Agreement and shall give effect thereto; and

10.3 the Agreed Business shall be conducted in accordance with sound and good business practice and the highest ethical standards.

11.   FUNDING OF THE COMPANY

11.1 The obligation of the Parties in respect of the future funding of the Company, Morila and/or the Project shall be equal, it being the intention of the Parties that the Company, Morila and/or the Project shall, inasfar as possible, be self funded or funded by third parties.

11.2 Any future funding required by the Company, Morila and/or the Project shall be determined by the Company Board and shall, if so determined by the Company Board, be provided by the Parties pro-rata to their then direct shareholding in the Company, or by third parties, provided that:

11.2.1 the Parties shall not provide any funding to the Company other than as determined by the Board; and

11.2.2 in the event that the Parties are required to bind themselves as sureties to any third party ("the Bank") who shall lend money to the Company and/or to Morila ("the Group") or to guarantee the obligations of the Group, the Parties shall bind themselves to the Bank as sureties in

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                  respect of or shall guarantee the obligations of the Group pro rata to their then respective shareholding in the Company. In the event that the Bank shall require that each of the Parties shall guarantee or shall bind themselves as sureties and co-principal debtors together with the Group to the full extent of the amount lent to the Group by the Bank, the Parties shall indemnify and hold each other harmless in respect of such amounts which either of them shall be obliged to pay to the Bank arising out of such guarantee or suretyship given to the Bank, in excess of their respective pro rata portion of such liability.

11.3 In the event that either of the Parties ("the Defaulting Shareholder") shall at any stage fail or be unable to contribute its share of the funding contributions in terms of this clause 11, the Parties shall agree on an appropriate basis on which the interest on which the Defaulting Shareholder in the Company shall be diluted. It is recorded that, in the event of the Parties shall fail so to agree, such failure shall constitute a dispute which shall be dealt with on the basis set out in clause 28.

12.   CONSENSUS MATTERS

      The Parties shall procure that none of the following actions may be taken or done by or in connection with Morila without the unanimous consent of the Parties, which consent can be provided in writing or at a meeting of the Parties:

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12.1        any sale or disposal or encumberance or hypothecation in any manner whatsoever of any of Morila's assets, otherwise than in the ordinary course of business, in excess of a transaction value of US$2 million in respect of any one transaction, and in excess of an aggregate transaction value of US$5 million in any financial year of Morila;

12.2        any alteration or variation in the statutes of Morila;

12.3        any change to the share capital structure of Morila;

12.4 any change in the issued share capital of Morila other than pursuant to the provisions of the Shareholders' Agreement in respect of Morila concluded between the Company and the State;

12.5        the formation or acquisition of any subsidiaries of Morila;

12.6 the entering into any agreement, the making of any offer or the granting of any right capable of becoming an agreement to allot or issue any shares of Morila or the issue of any securities convertible into shares or debentures of Morila or the issue of any warrants or options with respect to shares of Morila;

12.7 the borrowing of any money (other than from Morila's bankers in the ordinary course of Morila's business) in excess at any time of US$1 million in the aggregate;

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12.8        the giving of any security (other than by operation of law) on the assets of Morila, except for the purpose of securing any indebtedness incurred by Morila to its bankers in the ordinary course of its business;

12.9 the incurring of capital expenses which, in the aggregate, are in excess of US$5 million in any financial year of Morila;

12.10 the giving of any guarantee or indemnity to secure the liabilities or obligations of any person (other than a subsidiary of Morila);

12.11 the taking of any steps to wind up or terminate the corporate existence of Morila or to place it under judicial management (whether provisionally or finally);

12.12 the sale, lease, exchange or disposal of the entire undertaking or assets of Morila or any substantial part thereof;

12.13 the entering into of any lease or licence, or agreement for, or in the nature of, a lease or licence as lessor or licensor, as the case may be, the aggregate value of which shall be in excess of US$500 000 in any financial year of Morila;

12.14 the entering into of a partnership or of any arrangement for the sharing of profits, union of interests, joint venture or reciprocal concession with any person;

12.15       any change in the identity of the bankers or auditors of Morila;

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12.16       any change in the year-end and/or the registered office of Morila;

12.17 the entering into of any amalgamation, merger or consolidation with any other body corporates;

12.18       the amendment of the dividend policy of Morila;

12.19 the approval of the Annual Budget, the Approved Programme, the Capital Budget and/or any Capital Expenditure Estimate, and/or any material deviation therefrom;

12.20 the entering into of any contract by Morila outside the ordinary course of the business of Morila;

12.21 the appointment and/or the dismissal by Morila of the [Chief Executive Officer/Managing Director/General Manager];

12.22 the conclusion and/or amendment of any agreement, other than the Operator Agreement; and

12.23 any further and/or other matter as shall be agreed between the Parties in writing from time to time.

13.   BANKERS, AUDITORS, REGISTERED OFFICE AND YEAR END OF THE COMPANY

      The Parties shall procure that:

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13.1        the bankers of the Company shall be Citibank NA, St Helier, Jersey;

13.2        the Auditors of the Company and Morila shall be KPMG;

13.3 the Financial Year end of the Company shall be the last day of December in each year; and

13.4 the registered office of the Company shall be La Motte Chambers. St Helier, Jersey, Channel Islands.

14.   ACCOUNTING POLICY

      The Parties will procure that:

14.1 the Company shall adopt a consistent and, as far as possible, uniform policy in the preparation of its statutory annual accounts based on sound and generally accepted accounting principles and practice in Mali and on the basis of international accounting standards;

14.2 the Company operates on a sound commercial basis designed to generate the maximum achievable and maintainable profits available for distribution.

15.   VOTING SUPPORT

      The Parties mutually undertake each in favour of the other to exercise their respective voting rights in the Company to implement, observe, maintain and support the provisions of this Agreement.

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16.   ADMINISTRATION OF THE COMPANY

16.1 Subject always to the overriding control of the Company Board and the Morila Board, the business and affairs of the Company and Morila will be administered by Anser, on the basis of and in accordance with the provisions of the Operator Agreement.

16.2 In carrying out its administration duties, Anser shall ensure and procure that at all times:

16.2.1 the Company complies with the provisions of this agreement and with any resolution of the Company Board, the Morila Board and/or shareholders properly passed;

16.2.2 the Company and Morila shall comply with its statutory obligations (including obligations in favour of all and any relevant revenue authorities) as well as any other material obligation to any person and, without derogating from the provisions hereof, that the Company and Morila cause their books to be audited and comply with all the provisions of the laws of Jersey and Mali; and

16.2.3 the business and affairs of the Company and Morila are carried on in a prudent, efficient, diligent and conservative manner, which includes sound corporate governance.

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17.   THE BARNEX LOAN

17.1        It is recorded that RRL:

17.1.1            Concluded the Barnex Loan;

17.1.2 prior to the Effective Date procured an extension of the date for repayment of all amounts due to Barnex in terms of the Barnex Loan; and

17.13 has, prior to the due date, repaid Barnex all amounts due in terms of or in connection with the Barnex Loan, from the proceeds of the Sale of Shares Agreement. For the avoidance of doubt it is specifically recorded that on repayment the entitlement of Barnex to be allotted and issued any portion of the issued share capital of Morila, arising from and in terms of the Barnex Loan, has been fully and finally extinguished.

18.   THE CURRENT ACCOUNT

18.1        It is recorded that:

18.1.1            Morila is indebted to RRL in respect of the Current
                  Account;

18.l.2 as at 31 December 1999, the value of the Current Account was approximately US$39.7 million;

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                                                                         Page 22


18.1.3 the repayment by Month of the Current Account to RRL is subject to the terms of the Senior Loan.

18.2 RRL hereby irrevocably undertakes not to demand or to receive repayment from Morila of the Current Account, or any portion thereof, contrary to the stipulations of the Senior Loan.

19.   THE SENIOR LOAN

19.1        It is recorded that:

19.1.1 RRL, RECL and the Company ("the Co-Sureties") have bound themselves as sureties and co-principal debtors in solidum to Rothschild in respect of the due and punctual performance by Morila of its obligations in terms of the Senior Loan;

19.1.2 the Parties intend to enter into negotiations with Rothschild as soon as possible after the Signature Date, in an attempt to re-negotiate the terms of the Senior Loan;

19.1.3 provided that the Parties shall be entitled to amend the terms of the Senior Loan to such terms as shall reasonably be acceptable to AngloGold, AngloGold shall bind itself together with the Co-sureties to Rothschild in respect of the due and punctual performance by Morila of its obligations in terms of the Senior Loan. The obligations of AngloGold in terms of such suretyship shall terminate on the later of financial completion or mechanical completion in terms of the Senior Loan, and AngloGold shall be entitled to the full benefit of all rights accruing to Morila and/or the Co-sureties in respect of such financial completion and/or mechanical completion, it being recorded that no material decision shall be made and that no material document shall be issued by or on behalf of Morila in relation to or concerning the Senior Loan or any aspect of the Senior Loan without the prior written approval of AngloGold. In the event that the Parties shall not be successful in their efforts to amend the terms of the Senior Loan to such terms as are reasonably acceptable to AngloGold, AngloGold shall indemnify the Co-sureties in respect of a portion of the aggregate amount which the Co-sureties together shall pay to Rothschild arising from and in connection with the suretyship agreement, pro-rata to the direct shareholding of AngloGold in the Company from time to time.

19.1.4 In the event that AngloGold shall be obliged at any stage to pay to Rothschild any amount greater than its pro-rata portion of amounts payable by Rothschild in terms of the Senior Loan, the provisions of Clause 11.3 shall be mutatis mutandis applicable.

20.   EMPLOYEES

      The Parties shall meet as soon as possible after the Signature Date to discuss and finalise the staffing requirements of Morila, and shall give due consideration to the employment by the Company or by Morila of such employees of RRL who are currently seconded to Morila.

21.   CHANGE OF NAME

      The Parties shall procure that the name of the Company shall be changed as soon as possible after the Signature Date to Morila Limited or to such other name as shall be acceptable to the Parties and the relevant authorities.

22.   PRE-EMPTIVE RIGHTS

22.1 Notwithstanding any provisions to the contrary in the Company's Memorandum and/or Articles of Association from time to time, and unless otherwise agreed in writing by the Parties, neither Party shall sell or otherwise dispose of or alienate or transfer any of the shares held by it in the Company save in accordance with the provisions of this clause 22.

22.2 Neither Party shall be entitled to dispose of any of its shares in the Company unless it shall, in one and the same transaction dispose of all of its shares in and all of its claims against the Company.

22.3 If either of the Parties ("the Offeror") intends to sell or otherwise dispose of or alienate or transfer its shares in and its claims against the Company ("the Interest"), the Offeror shall deliver to the other Party ("the Offeree") a written notice ("the First Notice") of such intention to dispose of the Interest.

22.4 Upon the issue of the First Notice, the Offeror and the Offeree shall negotiate with one another in good faith in an endeavour to establish the price and the terms and conditions upon which the Interest shall be sold to the Offeree, provided that the price stipulated in respect of the Interest shall sound in money, in U S Dollars.

22.5 Upon conclusion of the negotiations envisaged in terms of clause 22.4, or 20 Business Days after the receipt by the Offeree of the First Notice, whichever is the earlier, the Offeror shall furnish a written notice ("the Second Notice") to the Offeree stating the terms and conditions, and the price agreed with the Offeree in terms of clause 22.4 or, where no agreement has been reached, the terms and conditions and the price at which the Offeror would be prepared to dispose of the Interest and offering to sell the Interest to the Offeree at that price and on those terms and conditions, provided that the price stipulated in respect of the Interest shall sound in money in US Dollars.

22.6 The Offeree may, at any time within 20 Business Days following the receipt of the Second Notice, accept the offer contained in the Second Notice in full and not in part only by giving written notice to that effect to the Offeror. The Offeror shall forthwith deliver the Interest to the Offeree together with a share transfer form and a cession (if applicable) of the loan accounts, duly signed by the Offeror as transferor and cedent and left blank as to transferee and cessionary, against payment of the purchase price.

22.7 During the 20 Business Day period referred to in clause 22.6 the Offer shall he irrevocable.

22.8 If the Offeree rejects or does not accept the Offer in full within 20 Business Days of the issue of the Second Notice, the Offeror shall be entitled, subject to clause 22.9 and 22.10, within a period of 30 Business Days after such date to identify a bona fide potential third party purchaser which wishes to purchase the interest on the terms and conditions and at a price no more favourable to the third party than those contained in the Second Notice and should a third party purchaser not be found within the aforesaid period of 30 Business Days then the Offeror shall again be obliged to follow the procedure set out and stipulated in this clause 22.

22.9 If the Offeree rejects or does not accept in full the Offer set out in the Second Notice, the Offeror may within 30 Business Days after the Offeree has rejected, or has not accepted the Offer, sell the Interest to the third party at the price and on the terms and conditions previously agreed with it, provided that the Offeror shall procure that such third party shall offer in writing to the Offeree to acquire all, but not part only, of the Offeree's shares in and claims against the Company, on the same terms and conditions and at the same price as pertaining to the acquisition by the third party of the Interest. The Offeror shall procure that the third parties' written offer shall be delivered to the Offeree, who shall be entitled to accept such offer by not later than 15 Business Days after delivery thereof to him. In the event that the Offeror shall not sell the Interest within the 30 Business Day period set out in this clause 22.9, the Offeror shall again be obliged to follow the procedure set out and stipulated in terms of this clause 22.

22.10 Notwithstanding the other provisions of this clause 22, any member of the AngloGold Group or of the Randgold Group shall be entitled freely and without complying with the provisions of this clause 22 to transfer its shares in or claims against the Company to any other member of the AngloGold Group or the RandGold Group, as the case may be and any transferee shall similarly be entitled to transfer such shares in and claims against the Company to any other member of the AngloGold Group or the RandGold Group, as the case may be; provided that:

22.10.1 Any such transferee shall first become a party to this Agreement;

22.10.2 should any transferee cease to he a member at any time of the AngloGold Group or the Randgold Group, as the case may be, then prior to such cessation, such transferee shall be obliged, and RRL and AngloGold, as the case may be, shall procure that such transferee transfers the shares in and claims against the Company to another company which is then a member of the AngloGold Group or the Randgold Group, as the case may be; and

22.10.3 RRL and AngloGold, as the case may be, guarantee the due and proper performance by any such transferee of its obligations in terms of this agreement.

23.   BOOKS AND ACCOUNTS

      The Parties shall each be entitled to examine the separate books and accounts kept by the Company and Morila and to be supplied with all relevant information, including, without limiting the generality of the foregoing, monthly management accounts and operating statistics and such other trading and financial information in such form as they may reasonably require, to keep each of them properly informed about the business of the Company and any subsidiary of the Company and generally to protect their interests.

24.   COSTS

      The Parties shall each bear their own costs incidental to the negotiation and preparation of this Agreement.

25.   RELATIONSHIP OF THE PARTIES

      The relationship of the Parties shall be governed by the terms of this agreement and nothing contained herein shall be deemed to constitute a partnership, or the like between them and neither shall they by reason of the actions of any one of them incur any personal liability as co-partners to any third party and neither of them shall be entitled or authorised to represent or hold out to any third party that the relationship between them is that of a partnership, or the like as aforesaid.

26.   DOMICILIUM

26.1 The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this Agreement as follows:

26.1.1            AngloGold -                        11 Diagonal Street
                                                     JOHANNESBURG
                                                     2001

                  Fax No:                            0027 11 637 6103

26.1.2            RRL -                              La Motte Chambers
                                                     St Helier
                                                     Jersey
                                                     Channel Islands

                  Fax No:                            0027 11 837 0813

26.2 Any Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number, and any such change shall only be effective upon receipt of notice in writing by the other Parties of such change.

26.3 All notices, demands, communications or payments intended for either Party shall be made or given at such Party's domicilium for the time being.

26.4 A notice sent by one Party to the other Party shall be deemed to be received:

26.4.1            on the same day, if delivered by hand;

26.4.2 on the same day of transmission if sent by telex or telefax and if sent by telefax with receipt received confirming completion of transmission;

26.4.3 on the 20th day after posting, if sent by prepaid registered mail.

26.5 Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

27.   GOVERNING LAW

      This Agreement shall be governed, interpreted and implemented according to the laws of the Republic of South Africa.

28.   DISPUTE RESOLUTION

28.1        Any dispute between the parties in regard to:

28.2        the interpretation of:

28.2.1            the effect of;

28.2.2            the Parties' respective rights and obligations under;

28.2.3            a breach of;

28.2.4            any matter arising out of;

            this agreement shall be referred to a Special Committee ("the Special Committee") consisting of three representatives respectively of the Seller and the Purchaser. The Special Committee shall meet as soon as possible after referral of the dispute to it, and shall use its bona fide best efforts to resolve the dispute.

28.3 In the event that the Special Committee shall have failed, for whatever reason, to resolve dispute by not later than 10 (ten) Business Days after the dispute shall first have arisen, the dispute shall be referred to the Chief Executive Officers respectively of the Seller and the Purchaser. The Chief Executive Officers shall meet as soon as possible after referral of the dispute to them, and shall use their respective best efforts to resolve the dispute.

28.4 In the event that the Chief Executive Officers shall fail, for whatever reason, to resolve the dispute, the dispute shall be decided by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce, by an Arbitrator appointed in accordance with such Rules. The arbitration shall be held in Johannesburg.

29.   CONFIDENTIALITY

29.1 Each Party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this agreement which relates to:

29.1.1            the provisions of this agreement;

29.1.2            the negotiations relating to this agreement;

29.1.3            the subject matter of this agreement; and/or

29.1.4            the other Parties.

29.2 Either of the Parties may disclose information which would otherwise be confidential if and to the extent:

29.2.1            required by law;

29.2.2 required by any securities exchange or regulatory or governmental body to which such Party is subject, wherever situated, whether or not the requirement for information has the force of law;

29.2.3 required to vest the full benefit of this agreement in each of the Parties;

29.2.4 disclosed to the professional advisors, auditors and bankers of each of the Parties;

29.2.5 the information has come into the public domain through no fault of any of the Parties; or

29.2.6 the other Panics have given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed.

30.   GENERAL

30.1 This document constitutes the sole record of the Agreement between the Parties in regard to the subject matter thereof.

30.2 Neither Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

30.3 No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of the Parties.

30.4 No indulgence which either of the Parties ("the grantor") may grant to any other or other of them ("the grantee") shall constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights against the grantee which might have arisen in the past or which might arise in the future.

30.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

30.6 Neither Party shall be entitled to cede, assign or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement except with the prior written consent of the other Party.

31.   SEVERABILITY

      Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the foregoing, the Parties hereto acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

Signed at JOHANNESBURG                  on     29 MAY                2000

                                        For and on behalf of
                                        ANGLOGOLD LIMITED

                                        /s/ K H WILLIAMS    /s/ R N DUFFY
                                        ----------------------------------------
                                        by K H WILLIAMS    R N DUFFY
                                        who warrants his authority hereto

Signed at JOHANNESBURG                  on     29th MAY              2000

                                        For and on behalf of
                                        RANDGOLD RESOURCES LIMITED

                                        /s/ D.M. BRISTOW     /s/ D. ASHWORTH
                                        ----------------------------------------
                                        by:
                                        who warrants his authority hereto
                                        D.M. BRISTOW     D. ASHWORTH